UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Date of Report (Date of earliest event reported): May 9, 2002

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Commission File Number 333-57925

The Restaurant Company

(Exact name of Registrant as specified in its charter)

Delaware	62-1254388

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6075 Poplar Ave. Suite 800 Memphis, TN	38119

(Address of principal executive offices)	(Zip Code)

(901) 766-6400

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURE
LETTER FROM ARTHUR ANDERSEN LLP

Item 4. Changes in Registrant’s Certifying Accountant.

     On May 9, 2002, The Restaurant Company (the “Company”) determined to dismiss its independent auditors, Arthur Andersen LLP and to engage the services of PricewaterhouseCoopers LLP as its new independent auditors. The change in auditors will become effective on May 9, 2002. This determination followed the Company’s decision to seek proposals from independent accountants to audit the financial statements of the Company, and was approved by the Company’s Board of Directors upon the recommendation of management. PricewaterhouseCoopers will audit the financial statements of the Company for the year ending December 29, 2002.

     During the two most recent years of the Company ended December 30, 2001 and December 31, 2000, and the subsequent interim period through May 9, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent years of the Company ended December 30, 2001 and December 31, 2000 or within the interim period through May 9, 2002.

     The audit reports of Arthur Andersen on the consolidated financial statements of the Company as of and for the years ended December 30, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Arthur Andersen is attached hereto as Exhibit 16.1.

     During the two most recent years of the Company ended December 30, 2001 and December 31, 2000, and the subsequent interim period through May 9, 2002, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

c)	Exhibits. The following exhibits are filed with this document.

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 9, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Restaurant Company

By: /s/ Steven R. McClellan Steven R. McClellan Executive Vice President, Chief Financial Officer and Director

Date: May 9, 2002